                                                                     EXHIBIT 4.2

                       BANKERS TRUST NEW YORK CORPORATION
      7.90% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES B1

No. B1-1                                                            $257,732,000

          BANKERS TRUST NEW YORK CORPORATION, a corporation organized and existing under the laws of New York (hereinafter called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to WILMINGTON TRUST COMPANY, as Property Trustee of the Issuer Trust referred to below, or registered assigns, the principal sum of Two Hundred Fifty Seven Million Seven Hundred Thirty-Two Thousand Dollars on January 15, 2027, or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture; provided that the Corporation may shorten the Stated Maturity of the principal of this Security, as provided in the Indenture, at any time on one or more occasions, subject to certain conditions specified in Paragraph 3 on the reverse hereof, but in no event to a date earlier than January 15, 2017. The Corporation further promises to pay interest on said principal sum from the Interest Accrual Date (as defined on the reverse hereof), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 15 and July 15 of each year, commencing on the first such date after the date of original issuance of this Security, at the rate of 7.90% per annum, together with Additional Sums, if any, as provided in Section 10.6 of the Indenture, until the principal hereof is paid or duly provided for or made available for payment; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of 7.90% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded semi-annually, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by two. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 10 consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), at the end of which the Corporation shall pay all interest then accrued and unpaid (including any Additional Interest, as provided below); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security, as in effect on the date on which the Corporation elects to defer the payment of interest, and no such Extension Period may end on a date other than an Interest Payment Date; and provided further, however, that during any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, or
(e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed 10 consecutive semi-annual interest payment periods, extend beyond the Stated Maturity of the principal of this Security, as in effect on the date on which the Corporation elects to further defer the payment of interest, or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7.90% per annum, compounded semi-annually and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral or so long as such Securities are held by BT Capital Trust B, a Delaware statutory business trust (the "Issuer Trust"), at least one Business Day prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities of such Issuer Trust would be payable but for such deferral, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to holders of such Capital Securities of the record date or the date such Distributions are payable.

          Payment of the principal of (and premium, if any) and interest (including any Additional Interest) on this Security will be made at the office or agency of the Corporation maintained for that purpose in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. Each Holder hereof, by such Holder's acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          In Witness Whereof, the Corporation has caused this instrument to be duly executed under its corporate seal.

                                    Bankers Trust New York Corporation


                                    By:
                                        --------------------------------------
                                         Name:
                                         Title:


Attest:


-----------------------------------
[Secretary or Assistant Secretary]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                    Wilmington Trust Company,
                                    as Trustee


                                    By:
                                       ----------------------------------------
                                         Authorized Officer

                             [Reverse of Security]

     This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of February 5, 1997 (herein called the "Indenture"), between the Corporation and WILMINGTON TRUST COMPANY, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $257,732,000.

     1. Defined Terms. All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of _________ __, 1997 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to the Issuer Trust, among the Corporation, as Depositor, the Issuer Trustees named therein and the Holders from time to time of the Trust Securities issued pursuant thereto, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be, unless otherwise defined herein.

     "Adverse Tax Consequence" has the meaning specified in the definition of Tax Event below.

     "Capital Securities" means the 7.90% Capital Securities, Series B1, of the Issuer Trust, which Capital Securities constitute a series of Preferred Securities within the meaning of such term as defined in the Indenture.

     "Capital Treatment Event" means the reasonable determination by the Corporation (as evidenced by an Officers' Certificate delivered to the Trustee) that, as a result of the occurrence of any amendment to, or change (including any announced proposed change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the aggregate Liquidation Amount (as such term is defined in the Trust Agreement) of such Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System, as then in effect and applicable to the Corporation.

     "Common Securities" means the common securities of the Issuer Trust.

     "Federal Reserve" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     The "Interest Accrual Date" means the last Interest Payment Date in respect of the 7.90% Junior Subordinated Deferrable Interest Debentures, Series A1, of the Corporation to which interest has been paid or duly provided for or, if no Interest Payment Date in respect of such series of Securities has occurred at or prior to the date of original issuance of this Security, January 16, 1997.

     "Investment Company Event" means the receipt by the Issuer Trust or the Corporation of an Opinion of Counsel (as defined in the Trust Agreement) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change (including any announced proposed change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or proposed change becomes effective or would become effective, as the case may be, on or after January 9, 1997.

     "Maturity Advancement" shall mean the action of shortening the Stated Maturity of this Security as provided in Paragraph 3 below.

     "Tax Event" means the receipt by the Issuer Trust or the Corporation of an Opinion of Counsel (as defined in the Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 9, 1997, there is more than an insubstantial risk that (i) such Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Corporation to such Issuer Trust, (ii) interest payable by the Corporation on such corresponding series of Securities is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes, or (iii) such Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clause (i), (ii) or (iii) of this definition being referred to herein as an "Adverse Tax Consequence").

     "Trust Securities" means, collectively, the Capital Securities and the Common Securities.

     Redemption at Corporation's Option. The Corporation may at any time, at its option, on or after January 15, 2007, and subject to the terms and conditions of
Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount hereof): If redeemed during the 12-month period beginning January 15,

                                          Redemption
          Year                               Price
          ----                            ----------
          2007                            103.4120%
          2008                            103.0708%
          2009                            102.7296%
          2010                            102.3884%
          2011                            102.0472%
          2012                            101.7060%
          2013                            101.3648%
          2014                            101.0236%
          2015                            100.6824%
          2016                            100.3412%

and thereafter at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption.

     3. Tax Events, Investment Company Events and Capital Treatment Events. In addition:

     (a) if at any time a Tax Event, Investment Company Event or a Capital Treatment Event occurs and either:

          (i) in the opinion of counsel to the Corporation experienced in such matters, there would be more than an insubstantial risk that, after the distribution of this Security to the holders of the Trust Securities in liquidation of the Issuer Trust, an Adverse Tax Consequence would continue to exist, or

          (ii) in the reasonable determination of the Corporation, there would be more than an insubstantial risk that, after the distribution of this Security to the holders of the Trust Securities in liquidation of the Issuer Trust, the Corporation would not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or if, at the time of such Tax Event, Investment Company Event or Capital Treatment Event, this Security is not held by the Issuer Trust, then the Corporation shall have the right (without being required to dissolve the Issuer Trust) to shorten the Stated Maturity of this Security, such that, in the opinion of counsel to the Corporation experienced in such matters, after so advancing the Stated Maturity, the interest paid hereon will be deductible for United States Federal income tax purposes; provided, however, that the Corporation may shorten the Stated Maturity of this Security (x) only to the minimum extent to achieve such effect, and (y) in any event only to a date not earlier than January 15, 2017.

     (b) If either:

          (x) in the opinion of counsel to the Corporation experienced in such matters, there would be more than an insubstantial risk that, after the Corporation has effected a Maturity Advancement, an Adverse Tax Consequence would continue to exist, or

          (y) in the reasonable determination of the Corporation, there would be more than an insubstantial risk that after the Corporation has effected a Maturity Advancement (or, for the avoidance of doubt, after the distribution of this Security to the holders of the Trust Securities in liquidation of the Issuer Trust), the Corporation would not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or if the Federal Reserve does not approve the Maturity Advancement following the Corporation's request, then the Corporation shall have the right (without being required to effect a Maturity Advancement), subject to the terms and conditions of Article XI of the Indenture, to redeem this Security in whole (but not in part) at a Redemption Price equal to 100% of the aggregate principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event (or, if the approval of the Federal Reserve is then required for such redemption, on such later date as promptly as is reasonably practicable after such approval is obtained).

     4. Redemptions Generally. The provisions of Section 11.7 of the Indenture shall not apply to this Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     5. Satisfaction and Discharge. The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

     6. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     7. Events of Default. As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Outstanding Securities of this series to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     8. Obligations Absolute. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     9. Transfers. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the

Corporation maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     10. Persons Deemed Holders. Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     11. Characterization. The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     12. Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.